UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 12, 2013

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-179460	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 12, 2013, Twin Cities Power Holdings, LLC (the “Company”) entered into a corporate guaranty (the “Corporate Guaranty”) in favor of Noble Americas Energy Solutions LLC (“Noble”). Pursuant to the Corporate Guaranty, the Company has agreed, among other things, to guarantee, up to a maximum of $1.0 million plus any costs of enforcement or collection, the prompt and complete payment of all amounts owed to Noble by the Company’s wholly-owned subsidiary, Town Square Energy, LLC, related to any transactions between Town Square Energy, LLC and Noble.

On August 28, 2013, the Company and its members entered into a Second Amendment to its Amended and Restated Member Control Agreement (the “Second Amendment”). The Second Amendment was entered into solely for the purpose of addressing a formatting issue with the First Amendment, and made no material changes to the substantive provisions of the Company’s Amended and Restated Member Control Agreement, as previously amended.

The foregoing descriptions of the Corporate Guaranty and the Second Amendment are qualified in their entirety by reference to the full text of the Corporate Guaranty and the Second Amendment, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Corporate Guaranty is incorporated herein by reference.

Item 8.01. Other Events

As part of its plan to expand its retail electricity operations, on August 29, 2013, the Company entered into a letter of intent pursuant to which the Company intends to acquire all of the outstanding equity interests in Discount Energy Group, LLC (“DEG”). DEG is currently licensed to provide electricity to residential and commercial customers in the states of Maryland, New Jersey, Ohio, and Pennsylvania. The proposed consideration for the potential acquisition will be approximately $300,000 in cash plus additional cash payments equal to the net amounts on deposit with certain wholesale electricity exchanges and utilities. The current owners of DEG are also expected to be compensated for certain services to be provided to DEG after the acquisition.

This potential acquisition remains subject to, among other things, completing customary due diligence and entering into a definitive purchase agreement. The definitive purchase agreement is expected to be signed by all parties on or before the end of September. There can be no assurance that any transaction will be completed as proposed or at all.

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On September 6, 2013, the Company made the final payment of $917,496 of principal plus accrued interest to Robert O. Schachter and his affiliated entities, HTS Capital, LLC and Clearwaters Capital, LLC, under that certain promissory note in the original principal amount of $5,829,017, dated October 1, 2011, as amended. This promissory note has now been paid in full.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

4.1	Second Amendment to Amended and Restated Member Control Agreement of Twin Cities Power Holdings, LLC, dated August 28, 2013
10.1	Corporate Guaranty of Twin Cities Power Holdings, LLC in favor of Noble Americas Energy Solutions LLC, dated August 12, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer

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